                                                                    EXHIBIT 10.3



                               AMENDMENT NO. 1
                                     AND
                                 WAIVER NO. 1
                                      TO
                    AMENDED AND RESTATED CREDIT AGREEMENT

     THIS AMENDMENT NO. 1 AND WAIVER NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT ("Agreement") is being executed and delivered as of November 12, 1997, by and among United States Can Company, a Delaware corporation (the "Borrower"), the financial institutions from time to time party to the Amended and Restated Credit Agreement referred to below (collectively, the "Lenders", and each individually, a "Lender"), and Bank of America National Trust and Savings Association (as successor to Bank of America Illinois), as the "Agent" for the Lenders (the "Agent"). Undefined capitalized terms which are used herein shall have the meanings ascribed to such terms in the Credit Agreement.

                            W I T N E S S E T H:

     WHEREAS, the Borrower, the Lenders and the Agent are parties to that certain Amended and Restated Credit Agreement dated as of April 25, 1997 (the "Credit Agreement"), pursuant to which the Lenders have agreed to provide, subject to the terms and conditions contained therein, certain loans and other financial accommodations to the Borrower;

     WHEREAS, the Borrower has failed to comply with each of the following (hereinafter, collectively, the "Covenant Defaults"): (a) its Total Leverage Ratio, as set forth in clause (b) of Section 6.3 of the Credit Agreement, with respect to its four fiscal quarter period ending on October 5, 1997, (b) its Interest Coverage Ratio, as set forth clause (e) of Section 6.3 of the Credit Agreement, with respect to its four fiscal quarter period ending on October 5, 1997, and (c) the covenant set forth in Section 6.2(g) of the Credit Agreement, by virtue of its consummation of the sale, in bulk, of the inventory relating to its metal pail business located in North Brunswick, New Jersey for approximately $1,200,000 in aggregate consideration at a time during which Events of Default resulting solely from the Borrower's noncompliance with the financial covenants described in clauses (a) and (b) of this paragraph were continuing; and

     WHEREAS, the Borrower requested, and subject to the terms and conditions hereof, the Lenders and the Agent agreed (i) to waive the Covenant Defaults, (ii) to amend the definition of EBITDA solely with respect to the calculation of its Total Leverage Ratio and Interest Coverage Ratio for its fiscal quarter ending October 5, 1997 to exclude the effect of a restructuring charge of up to $35,000,000 for such period, (iii) to amend Section 6.2(b) of the Credit Agreement to permit the Borrower to make an investment in a joint venture based in Argentina in which the Borrower or its Subsidiaries will have a minority interest, provided that such investment, net of the proceeds of the sale by the Borrower and its Subsidiaries of certain excess equipment to such joint venture and the provision of certain related services, does not exceed $100,000, (iv) to amend Section 6.2(c) of the Credit Agreement to permit the Borrower to make dividends to Parent to facilitate Parent's repurchase of Parent Subordinated Debt for aggregate consideration not to exceed the lesser of $40,000,000 and the aggregate amount of net cash proceeds received by the Borrower in connection with a sale of the business assets of its Metal Services Division, (v) to amend Section 6.2(f) of the Credit Agreement to permit the Borrower to guaranty indebtedness in an aggregate maximum amount not to exceed $10,000,000 of Persons in which the Borrower holds a minority equity investment and (vi) to amend the definition of Permitted Disposition to include, subject to certain conditions, the sale of substantially all of the business assets of the Borrower's Metal Services business;

     NOW, THEREFORE, in consideration of the foregoing premises, the terms and conditions stated herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Borrower, the Lenders and the Agent, such parties hereby agree as follows:

     1. Amendment No. 1 to Credit Agreement. Subject to Paragraph 3 of this Agreement, and effective as of the date of this Agreement, the Credit Agreement is hereby amended as follows (section and schedule references herein refer to those of the Credit Agreement):

     (a) Section 2.2.2 is deleted in its entirety and replaced with the following provision:

          "SECTION 2.2.2.   Mandatory. (a)  The Commitment Amount shall be
     automatically and permanently reduced pursuant to this subsection by $12,500,000 on April 25, 2000 and by $12,500,000 on April 25, 2001;
     provided, however, if the Incremental Syndication shall have not occurred, no reduction to the Commitment Amount shall occur pursuant to this subsection on April 25, 2000 and, on April 25, 2001, the Commitment Amount shall be automatically and permanently reduced pursuant to this subsection by $10,000,000.

          (b) If the Metal Services Sale Date occurs prior to calendar year 2001, the Commitment Amount shall be automatically and permanently reduced
     (i) on the Metal Services Sale Date by $25,000,000 and (ii) on each Metal Services Reduction Date by additional amounts equal to the applicable Metal Services Reduction Increment with respect to each such Metal Services Reduction Date. If the Metal Services Sale Date occurs after calendar year 2000, the Commitment Amount shall be automatically and permanently reduced on the Metal Services Sale Date by an amount equal to the lesser of $40,000,000 and the amount of the Metal Services Gross Proceeds received as of the Metal Services Sale Date. Nothing in this subsection shall be construed to permit any such sale which is otherwise prohibited by Section 6.2(g)."

     (b) Section 2.8.1 is amended to add the following provision immediately following clause (d) of such section, to change the period at the end of such clause to a semicolon, and to add the word "and" to the end of such clause:



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               "(e)  shall, immediately upon receipt thereof, make
          mandatory prepayments of the Loans in amounts equal to the aggregate cash proceeds, net of transaction costs, from time to time received by or for the benefit of the Borrower in connection with any sale or sales of any of the Metal Service Assets outside the ordinary course of business (provided, that, nothing in this subsection shall be construed to permit any such sale which is otherwise prohibited by
          Section 6.2(g))."

          (c) Section 6.2(b) is amended to delete the word "and" which appears after clause (v) of such section, to add the following provision immediately after such clause, and to redesignate clause (vi) of such section as clause "(vii)" of such section:

               "(vi)   Investments by the Borrower or any Subsidiary in an
          Argentinean joint venture, provided that (A) the aggregate amount of such Investments, minus the sum of (x) the proceeds of the sale by the Borrower and its Subsidiaries to such venture of certain refurbished excess aerosol manufacturing equipment having an aggregate net book value not exceeding $800,000 prior to refurbishment and such transfers and (y) the proceeds of transportation, installation and technical support services provided by the Borrower and its Subsidiaries to such venture with respect to such equipment, does not exceed $100,000, and (B) the aggregate gross amount of such Investments does not exceed $4,500,000."

     (d) Section 6.2(c) is amended to delete the word "and" which appears after clause (iii)(B) of such section, and to add the following provisions immediately after clause (iii)(C) of such section:

     "and (D) to repurchase Parent Subordinated Notes; provided that, with respect to any such repurchase, (1) the aggregate consideration paid and payable with respect to the proposed repurchase and all prior repurchases does not exceed the lesser of $40,000,000 and the amount of aggregate cash proceeds, net of transaction costs, received by or for the benefit of the Borrower prior to such proposed repurchase in connection with the consummation of the sales or series of related or unrelated sales of any of the Metal Services Assets outside the ordinary course of business, (2) all such aggregate net cash proceeds from the sales of Metal Services Assets shall have been applied to the repayment of outstanding principal balance of the Loans pursuant to Section 2.8.1(e), (3) the Commitment Amount shall have been reduced pursuant to Section 2.2.2(b), (4) prior to making of any such Restricted Payment, the Borrower shall have certified to the Agent and the Lenders that such sale or sales of the Metal Services Assets have been consummated and that such sales are not prohibited by the terms of this Agreement or the Parent Indenture, and shall have set forth in such certificate the aggregate amount of net cash proceeds, and gross cash and noncash proceeds, received by or for the benefit of the Borrower in connection with such sales, (5) no Default or Event of Default exists or would result from the Borrower's making of such Restricted Payments, or from Parent's repurchasing such Parent Subordinated Notes and (6) neither such Restricted Payments by



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

     the Borrower, nor such repurchases by Parent, violates any term or provision of the Parent Indenture;"

          (e) Section 6.2(f) is amended to delete the word "and" which appears at the end of clause (iii) of such section, to replace such word with a comma, to delete the parenthetical and proviso which appear at the end of clause (iv) of such section, and to add the following provision immediately following clause (iv) thereof:

     "and (v) for the benefit of creditors of any Person in which the Borrower holds a minority equity Investment; provided that (1) each Guaranty permitted under clauses (i), (iii), (iv) or (v) shall be limited in amount to a stated maximum Dollar liability, (2) the Guaranties permitted under clause (iii) shall be limited in amount to a stated maximum Dollar liability of $30,000,000 in the aggregate, (3) each Guaranty permitted under clause (ii) shall be limited in amount to the aggregate purchase price of goods purchased by the applicable Foreign Subsidiary from such supplier or vendor, (4) the Guaranties permitted under clause (iv) shall be limited in amount to a stated maximum Dollar liability of $20,000,000 in the aggregate, (5) the Guaranties permitted under subclause (C) of clause (iv) shall be limited in amount to a stated maximum Dollar liability of $10,000,000 in the aggregate, (6) the Guaranties permitted under clause (v) shall be limited in amount to a stated maximum Dollar liability of $10,000,000 in the aggregate and (7) after the incurrence of any such Guaranty permitted under this Section 6.2(f), there would exist no Default or Event of Default."

          (f)  Section 6.2(i) is amended to add the following phrase to clause
(iii) of such section immediately preceding the proviso of such clause:

     "other than as may be permitted by Section 6.2(c)(iii)(D)"

          (g) Section 6.3 is amended to add the following provision to the end of such section:

               "(f) Fiscal Periods. Notwithstanding anything in this section or in the definitions used in this section to the contrary, all references herein or therein to a date which is the first or last day of a calender quarter shall be construed to refer to the first or last day (as applicable) of the Borrower's fiscal quarterly period which occurs closest to such calendar day (for example, a reference herein to March 31, 2000 shall mean and refer to the last day of the Borrower's fiscal quarter ending on or about March 31, 2000, and a reference herein to April 1, 2000 shall mean and refer to the first day of the Borrower's fiscal quarter beginning on or about April 1, 2000).

          (h) Schedule I is amended to add the following provision to the end of the definition of "EBITDA":



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     "; provided, however, that, solely for purposes of computing the
     Borrower's and its consolidated Subsidiaries' EBITDA to determine the Borrower's compliance with the financial covenants set forth in Sections 6.3(b) and 6.3(e) for any four (4) fiscal quarter period which includes the Borrower's fiscal quarter ended October 5, 1997, no adjustment shall be made pursuant to clause (iv) of this definition and, instead, the amount of EBITDA otherwise calculated pursuant to this definition shall be increased by the aggregate amount of restructuring charges incurred by the Borrower and its Subsidiaries during the Borrower's fiscal quarter ended October 5, 1997, but only to the extent such amount does not exceed $35,000,000."

          (i) Schedule I is further amended to delete the word "and" at the end of clause (d) of the definition of "Permitted Disposition" and to add the following provisions to the end of such definition:

     and (f) the sale for fair value by the Borrower of substantially all of the Metal Services Assets outside the ordinary course of its business, provided that (i) the Metal Services Gross Proceeds with respect thereto is greater than or equal to $35,000,000, (ii) at least 90% of such Metal Services Gross Proceeds are payable by the purchaser of such Metal Services Assets in cash, or by wire transfer of immediately available funds, on the Metal Services Sale Date or, with respect to inventory, within six (6) months thereafter (plus any applicable grace periods),
     (iii) the Borrower shall make a mandatory prepayment with respect thereto in accordance with Section 2.8.1(e), (iv) the Commitment Amount shall be reduced in connection therewith pursuant to Section 2.2.2(b) and (v) no Default or Event of Default shall have occurred and be continuing as of the Metal Services Sale Date."

          (j) Schedule I is further amended to add the following definitions to such schedule in their respective alphabetical locations:

          "Metal Services Assets" means the assets of the Borrower's Metal Services business, including, without limitation, the inventory, property, plant and equipment relating to its facilities located at Chicago Litho on Pulaski Avenue in Chicago, Illinois, at Chicago Metal Services on Pulaski Avenue in Chicago, Illinois, and at the facilities located in Brookfield, Illinois, Alsip, Illinois (Midwest Litho) and Trenton, New Jersey.

          "Metal Services Gross Proceeds" means the aggregate gross cash and noncash proceeds received by or for the benefit of the Borrower in connection with the sale or series of related or unrelated sales of the Metal Services Assets outside the ordinary course of the Borrower's business.

          "Metal Services Reduction Increment" means, as of any Metal Services Reduction Date, (a) if the Metal Services Sale Date shall occur during calendar years 1997 or 1998, an amount equal to the lesser of $5,000,000 and one-third (1/3) of the amount, if any, by which the Metal Services Gross Proceeds received prior to such Metal Services Reduction Date exceeds $25,000,000; (b) if the Metal Services Sale Date shall occur during calendar year 1999, an



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amount equal to the lesser of  $10,000,000 and one-half (1/2) of the amount, if any, by which the Metal Services Gross Proceeds received prior to such Metal Services Reduction Date exceeds $25,000,000; and (c) if the Metal Services Sale Date shall occur after calendar year 1999, the lesser of $15,000,000 and the amount, if any, by which the Metal Services Gross Proceeds received prior to such Metal Services Reduction Date exceeds $25,000,000.

          "Metal Services Reduction Date" means (a) if the Metal Services Sale Date occurs during calendar year 1997 or 1998, each of April 25, 1999, April 25, 2000 and April 25, 2001, (b) if the Metal Services Sale Date occurs during calendar year 1999, each of April 25, 2000 and April 25, 2001, and (c) if the Metal Services Sale Date occurs during calendar year 2000, April 25, 2001.

          "Metal Services Sale Date" means the date of the Borrower's consummation of the sale of the Metal Services Assets outside the ordinary course of the Borrower's business, or if such assets are sold in a series of related or unrelated sales, the date of the Borrower's consummation of the first of such sales.

          2. Waiver No. 1 to the Credit Agreement. Subject to Paragraph 3 of this Agreement, and effective as of the date of this Agreement, each of the Lenders and the Agent hereby waive each of the Covenant Defaults.

          3. Effectiveness of this Agreement; Conditions Precedent. The provisions of Paragraphs 1 and 2 shall be deemed to have become effective as of the date of this Agreement, but such effectiveness shall be expressly conditioned upon the Agent's receipt on or before November 19, 1997 of each of the following:

          (a) an originally-executed counterpart of this Agreement executed by a duly authorized officer of the Borrower and each of the Majority Lenders; and

          (b) payment of each "Amendment Fee" due and payable pursuant to, and as defined in, Paragraph 4(e) hereof.

          4. Representations, Warranties and Covenants. (a) The Borrower hereby represents and warrants that this Agreement constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

          (b) The Borrower hereby represents and warrants that the statements contained in the second "WHEREAS" clause in the introductory paragraphs of this Agreement are true and correct.

          (c) The Borrower hereby represents and warrants that its execution anddelivery of this Agreement, and its performance hereafter of the Credit Agreement as modified by this Agreement, have been duly authorized by all necessary corporate action, do not violate any provision of its articles of incorporation, bylaws or other charter documents, will not violate any



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


law, regulation, court order or writ applicable to it, will not require the approval or consent of any governmental agency, and do not require the approval or consent of any third party under the terms of any contract or agreement to which the Borrower, Parent or any Subsidiary of the Borrower or Parent is bound (including, without limitation, the Parent Indenture).

          (d) The Borrower hereby represents and warrants that, after giving effect to all of the provisions of this Agreement, (i) no Default or Event of Default has occurred and is continuing or will have occurred and be continuing and (ii) all of the representations and warranties of the Borrower contained in the Credit Agreement (other than representations and warranties which, in accordance with their express terms, are made only as of a specified date) are, and will be, true and correct as of the date of the Borrower's execution hereof in all material respects as though made on and as of such date. The Borrower hereby further represents and warrants that none of the Covenant Defaults would have occurred if the amendment contemplated by Paragraph 1(h) hereof were effective as of October 5, 1997.

          (e) The Borrower hereby agrees to pay to the Agent, for the benefit of each Lender which executes and delivers a counterpart to this Agreement prior to November 19, 1997, an amendment fee in an amount equal to one-tenth of one percent (0.10%) of such Lender's Commitment as in existence as of the date hereof (the "Amendment Fee"), provided no such Amendment Fee shall be due or payable unless the conditions set forth in Paragraph 3(a) shall have been satisfied. Such payments shall be made in cash or in immediately available funds to the Agent, for the benefit of each such Lender, promptly following the later to occur of such Lender's execution and delivery of a counterpart to this Agreement and the satisfaction of the conditions set forth in Paragraph 3(a).

          5.   Reference to and Effect on Credit Agreement.   The Credit
Agreement shall remain in full force and effect and is hereby ratified and confirmed. Except as expressly set forth in Paragraph 2 hereof, neither the execution, delivery or effectiveness of this Agreement shall operate as a waiver of any right, power or remedy of the Agent or any Lender of any Default or Event of Default under the Credit Agreement, all of which the Agent and the Lenders hereby expressly reserve. Nothing contained herein shall require the Agent or the Lender to hereafter waive any Default or Event of Default, whether arising from the Borrower's subsequent noncompliance with the same provisions subject to the express waivers provided in this Agreement or otherwise. The Borrower, the Lenders and the Agent agree and acknowledge that this Agreement constitutes a "Loan Document" under and as defined in the Credit Agreement.

          6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws and decisions of the State of Illinois.

          7. Agent's Expenses. The Borrower hereby agrees to promptly reimburse the Agent for all of the reasonable out-of-pocket expenses, including, without limitation, attorneys' and paralegals' fees, it has heretofore or hereafter incurred or incurs in connection with the preparation, negotiation and execution of this Agreement.



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          8.   Counterparts.  This Agreement may be executed in counterparts, each of which shall be an original and all of which together shall constitute one and the same agreement among the parties.


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          IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.


                                    UNITED STATES CAN COMPANY


                                    By: /s/ Peter J. Andres
                                       ---------------------------------
                                       Name:  Peter J. Andres
                                              --------------------------
                                       Title: Vice President - Treasurer
                                              --------------------------

                                    BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                    ASSOCIATION (as successor to Bank of
                                    America Illinois), as Agent


                                    By: /s/ Jay McKeown
                                       ---------------------------------
                                       Name:  Jay McKeown
                                              --------------------------
                                       Title: Assistant Vice President
                                              --------------------------


                                    BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                    ASSOCIATION (as successor to Bank of
                                    America Illinois), as the Primary Issuing
                                    Lender, a Lender and individually


                                    By: /s/ Tracy J. Alfery
                                       ---------------------------------
                                       Name:  Tracy J. Alfery
                                              --------------------------
                                       Title: Vice President
                                              --------------------------


                                    HARRIS TRUST AND SAVINGS BANK,
                                     as an Issuing Lender and a Lender


                                    By: /s/ Scott F. Geik
                                       ---------------------------------
                                       Name:  Scott F. Geik
                                              --------------------------
                                       Title: Vice President
                                              --------------------------



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                                    THE NORTHERN TRUST COMPANY,
                                     as a Lender


                                    By: /s/ Daniel A. Toll
                                       ---------------------------------
                                       Name:  Daniel A. Toll
                                              --------------------------
                                       Title: Second Vice President
                                              --------------------------


                                    SOCIETE GENERALE, CHICAGO,
                                     BRANCH, as a Lender


                                    By: /s/ Joseph A. Philbin
                                       ---------------------------------
                                       Name:  Joseph A. Philbin
                                              --------------------------
                                       Title: Vice President
                                              --------------------------



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